Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222910) and Form S-8 (No. 333-126701, 333-166808, 333-174664, and 333-204746) of Sandy Spring Bancorp, Inc. of our report dated March 14, 2017, relating to the consolidated financial statements of WashingtonFirst Bankshares, Inc., which appears in the Annual Report on Form 10-K of WashingtonFirst Bankshares, Inc., which is incorporated by reference in this Form 8-K/A.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
March 15, 2018